UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreements and Amendment of Stock Purchase Agreements

On April 30, 2019, Helios and Matheson Analytics Inc. (the “Company” or “us” or “we”) entered into separate Exchange Agreements (the “Exchange Agreements”) with the holders of outstanding Series F-2 Preferred Stock Purchase Warrants (the “Warrants”) to purchase 60,240 shares of the Company’s Series B Preferred Stock, par value $0.01 per share, (the “Preferred Stock”), which are convertible into 1,004,020,080 shares of the Company’s common stock, for the purpose of exchanging such Warrants for 12% Debentures Due November 1, 2020 (the “Debentures”) in the aggregate principal amount of $2,100,000. The Debentures are described in detail under “Debentures” below. As a result, the Warrants have been cancelled.

Additionally, the Exchange Agreements amended the Securities Purchase Agreements entered into by the Company on March 25, 2019 with the holders of the outstanding Warrants and described in the Form 8-K (the “March 2019 Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2019 (the “Purchase Agreements”). As a result, the Purchase Agreements have been amended to remove the requirement that the Company obtain stockholder approval of an amendment of its certificate of incorporation to effect a reverse stock split of the Company’s common stock (the “Reverse Split”).

Debentures

On April 30, 2019, the Company issued the Debentures in an aggregate principal amount of $2,100,000 in exchange for the Warrants. Commencing on July 1, 2019, the Debentures will bear interest at a rate of 12% per annum, payable on November 1, 2020. The Debentures are unsecured. If stockholder approval of the Reverse Split is obtained, the Company may, at its option, redeem the Debentures in cash in an amount equal to the Optional Redemption Amount, or at the Company’s option, pursuant to Section 3(a)(9) of the Securities Act, through the exchange of Debentures for newly issued Warrants exercisable into such number of shares of Preferred Stock equal to the Optional Redemption Amount divided by $34.8606. The Optional Redemption Amount is equal to 100% of the principle amount of the Debentures, plus accrued but unpaid interest, if any, plus liquidated damages, if any. Unless earlier redeemed, the Debentures will mature on November 1, 2020.

Events constituting events of default under the Debentures include (i) any default in the payment of the principal amount of any Debenture or other amount owing to a holder any Debenture, (ii) the Company’s failure to observe or perform in any material respect any other covenant or agreement contained in the Debentures or in any Transaction Document (as defined in the Purchase Agreement), which is not cured within certain cure periods, (iii) any representation or warranty made in the Debenture or the Exchange Agreement, or other statements or reports pursuant thereto shall be untrue or incorrect in any material respect, (iv) the Company or any Significant Subsidiary being subject to a Bankruptcy Event (each, as defined in the Debenture), (v) the Company’s or any of its subsidiaries’ default on any of its obligations under any financial instrument or accommodations that (a) involves an obligation greater than $500,000, and (b) results in the related indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (vi) the Company’s being a party to any Change of Control Transaction (as defined in the Debenture) or agreeing to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction) other than the transfer by the Company to a wholly-owned subsidiary of the Company (“Spinco”) of all of the Company’s ownership interests in MoviePass Inc., MoviePass Films, LLC, MoviePass Ventures LLC and Moviefone™ related assets and the subsequent distribution of shares of Spinco to the stockholders of the Company and holders of convertible notes, warrants or other outstanding equity or equity-linked instruments of the Company to the extent required by such instruments; or (vii) any monetary judgment, writ or similar final process entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

The foregoing descriptions of the Exchange Agreements and the Debentures are not complete and are qualified in their entirety by references to the full text of such documents, forms of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report and are incorporated by reference herein. The Warrants are described in the March 2019 Form 8-K, which description and form of Warrant are incorporated by reference herein.

All statements in this report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this report.

Additional Information

The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the special meeting to approve the Reverse Split. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE REVERSE SPLIT. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Based on its communications with the New York Stock Exchange, the Company believes that, in light of the Exchange Agreements, the New York Stock Exchange will deem the proposals in the proxy statement to be “discretionary” items, which would enable certain brokers to exercise their discretion to vote on the proposals in the absence of direction from the applicable beneficial owners of the shares being voted. Investors and security holders may obtain free copies of the Company’s definitive proxy statement, any amendments to the proxy statement and its other filings with the SEC electronically by accessing the SEC’s home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to Helios and Matheson Analytics Inc., Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Robert Damon, Secretary.

Item 2.03	Creation of A Direct Financial Obligation or An Obligation under An Off-Balance Sheet Transaction.

 To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02. The Company relied on Section 3(a)(9) of the Securities Act of 1933, as amended, for the issuance of the
Debentures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Debenture
10.1	Form of Exchange Agreement, dated as of April 30, 2019, among the Company and certain warrant holders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2019

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth Title: Chief Executive Officer

3